UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 1, 2007

WESTSPHERE ASSET CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-32051	98-0233968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Pegasus Way N.E., Calgary, Alberta Canada T2E 8M5
(Address of principal executive offices)	(Zip Code)

(403) 290-0264
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 1, 2007, Westsphere Asset Corporation (the “Company”) became aware of an error that has been made in its financial statements for the fiscal year ended December 31, 2004, in relation to writing off the an amount of goodwill of one of its acquired subsidiaries, and determined that such financial statements should no be upon because of such error.

At December 31, 2004, the Company evaluated the estimated future cash flows associated with the intangible assets of its wholly-owned subsidiary, TRAC POS, and recorded an impairment loss of $491,205. After further analysis, the Company determined that the impairment should have included an additional loss of $285,631 for the fiscal year ending 2004. Retained earnings and the Statement of Stockholders’ Equity in the Company’s audited financial statements for the year ended December 31, 2005, have been restated for this amount and such restated financials will be filed with the Company’s audited financial statements for the year ended December 31, 2006 in its annual report on Form 10-KSB.

The Company’s Board of Directors discussed with the Company’s independent registered accountant the above-described error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 16, 2007

WESTSPHERE ASSET CORPORATION

By:          s/s

Douglas N. Mac Donald

Title:       President & CEO